EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING TO PARTICIPATE IN THE
BANK OF AMERICA MERRILL LYNCH 2012 LEVERAGED FINANCE CONFERENCE

EL PASO, Texas - December 4, 2012 - Western Refining, Inc. (NYSE:WNR) announced today that Company management will present at the 2012 Leveraged Finance Conference in Boca Raton, Florida, hosted by Bank of America Merril Lynch. The presentation is currently scheduled for Wednesday, December 5, 2012, at 8:50 am ET and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations section of Western Refining's website at www.wnr.com beginning December 5, 2012. The presentation and webcast will be archived and remain available on www.wnr.com in accordance with the Company's investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western's asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.